CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Putnam California Tax Exempt Income Fund:

We consent to the use of our report, dated November 10, 2016 with respect to the financial statements of Putnam California Tax Exempt Income Fund, included herein, and to the references to our firm under the captions Financial Highlights in the prospectus and Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
February 23, 2017